Exhibit 10.28.1

AMENDMENT ONE TO LICENCE/COMMERCIAL AGREEMENT

     Effective as of November 14, 2007, CYTORI THERAPEUTICS, INC., a Delaware corporation, located at 3020 Callan Road, San Diego, CA 92121, U.S.A. (“Cytori”), and Olympus-Cytori, Inc. a Delaware corporation, located at 3030 Callan Road, San Diego, CA 92121, U.S.A. (“NewCo”), agree as follows:

RECITALS:

A.  Cytori and NewCo entered into LICENCE/COMMERCIAL AGREEMENT as of November 4, 2005 (hereinafter called “the Original Agreement”).

B.  Cytori and NewCo entered into a License and Royalty Agreement on August 23, 2007 (the “Royalty Agreement”).

C.  Cytori and NewCo hereby agree to make certain modifications to the Original Agreement to ensure that the terms of the Royalty Agreement will not conflict with the terms of the Original Agreement.

1.1	Cytori and NewCo agree that Section 2.1.5 of the Original Agreement is hereby amended in its entirely to read as follows:

2.1.5 “Reservation of Rights for Cytori to Use the Cytori IP. Cytori has and shall retain an unrestricted right to use all Cytori IP for the development, manufacture and sale of a first generation of commercial Cytori developed Licensed Product(s), CT-800 (“Cytori Product(s)”); provided that such Cytori Product(s) may only be used for regulatory and clinical trial purposes, and may not otherwise be generally commercially released, unless NewCo has failed to produce a commercially salable Licensed Product that reasonably meets Cytori’s specification for and serves the same market as such specific Cytori Product (a “NewCo Commercial Product”) within three (3) years from the Effective Date. NewCo shall not be liable in any way for the commercial use of the Cytori Product unless it affirmatively elects to do so in writing. Cytori shall continually share and/or make available to NewCo all new Licensed Product development information, and NewCo shall be entitled to incorporate any such information into NewCo’s Licensed Product(s). At any time that NewCo has a NewCo Commercial Product, Cytori shall not have the right to sell, or offer to sell the Cytori Product in the markets served by the NewCo Commercial Product (unless

NewCo is unable to fulfill Cytori’s Orders for such NewCo Commercial Product(s) in accordance with Section 3 herein). In the event Cytori has sold Cytori Product as allowed hereunder and the NewCo Commercial Product becomes available, Cytori shall only then be allowed to manufacture and sell (i) replacement parts for Cytori Product(s) sold before the NewCo Commercial Product became available; and (ii) disposable one-time use Cytori Product(s) but only to the extent required to support Cytori Product(s) sold before the NewCo Commercial Product became available. Both Parties acknowledge and agree that (i) Cytori shall have responsibility for repair, service and warranty on Cytori Product(s) sold by Cytori, and (ii) NewCo and Olympus shall have no responsibility for repair, service and warranty on such Cytori Products. For avoidance of doubt, Cytori shall not otherwise sell any competing product for the first three years from the effective date. Cytori reserves all rights to itself to use and exploit the Cytori IP for the further development of all therapeutic applications of the Cytori IP in all fields of use. Notwithstanding the foregoing, all references in this Section 2.1.5 to the sale of Licensed Products by Cytori shall be inoperative and of no effect during the term of the Royalty Agreement dated August 23, 2007, which shall exclusively govern such activities during its term. Furthermore, Cytori’s rights to commercially sell Cytori Products as provided herein shall at all times be subject to the obligation of Cytori to pay a royalty to Olympus equal to that required by Section 2.2 of the Royalty Agreement in addition to the obligations provided for in Section 2.3, 2.4 and 2.7 of that Agreement.

1.2	This Amendment shall enter into force with retroactive effect from August 23, 2007.

1.3	All capitalized terms used but not defined herein shall have the same meaning as set forth in the Original Agreement.

1.4
The terms of this Amendment shall supersede any inconsistent terms contained in the Original Agreement. Except as specifically modified herein, the Original Agreement shall remain in full force and effect.

1.5	This Amendment shall be deemed to be incorporated into by reference and a part of the Original Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment One To License/Commercial Agreement in duplicate originals by their duly authorized officers or representatives.

CYTORI THERAPEUTICS, INC. /s/ Mark Saad Name: Mark Saad Title: Chief Financial Officer Date: November 14, 2007	OLYMPUS-CYTORI, INC. /s/ Yasunobu Toyoshima Name: Yasunobu Toyoshima Title: Board of Director Date: November 20, 2007